UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 15 , 2011

Commission File Number:  001-32420

Bazi International, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
841575085
(IRS Employer Identification No.)

1730 Blake Street, Suite 305, Denver, Colorado 80202
(Address of principal executive offices)

303-316-8577
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 15, 2011, Bazi International, Inc. (the "Company") issued a press release announcing that it has engaged Advantage Sales & Marketing ("ASM") to assist the Company with the expansion of the BAZI brand in the convenience store channel across the country. ASM is North America's premier sales and marketing agency, with revenue approaching $1.0 billion and representing more than 1,200 clients. ASM calls on over 500 chains and 260 wholesalers with a focused convenience store team. The relationship replaces an engagement with TNT Marketing/CROSSMARK, announced on January 20, 2011, that was subsequently terminated due to a conflict with a competing product in CROSSMARK's brand portfolio.

In addition, on February 17, 2010, the Company issued a press release announcing that it had entered into an agreement with 7-Eleven, Inc. to introduce BAZI to 7-Eleven's convenience stores. 7-Eleven, Inc. operates, franchises and licenses more than 7,100 stores in the U.S. and Canada. BAZI will be sold in participating stores as part of 7-Eleven's spring and summer program.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bazi International, Inc.

Date:   February 17, 2011
By:	/s/ John Pougnet

Name: John Pougnet
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	ASM Release
EX-99.2	7-Eleven Release